EXHIBIT 10.3
                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT made and entered into as of the __th day of ______, 2001, by and between West Metro Financial Services, Inc. (the "Company"), a corporation organized under the laws of the State of Georgia, and First National Bank of Polk County, a national bank (the "Escrow Agent").

     WHEREAS, the Company intends to offer for sale a minimum of _____ shares and a maximum of _____ of its common stock, _____ par value per share (the "Shares"), at a price of $10.00 per share pursuant to the terms of the offering circular dated _________________________ (the "Offering Circular") (such offering is hereinafter referred to as the "Offering"); and

     WHEREAS, the Company intends to enter into stock subscription agreement substantially in the form attached hereto as Exhibit A (the "Subscription Agreements") with prospective shareholders of the Company (the "Subscribers") pursuant to which Subscribers would subscribe for Shares by paying the purchase price thereof to the Escrow Agent; and

     WHEREAS, under the terms of the Subscription Agreements and the Offering Circular, the Escrow Agent will (i) release to the Company the funds paid to it by the Subscribers to the Company, together with any interest earned thereon, if, by ________ __, 2001 (unless extended by the Company), subscriptions and payment in full for not less than a specified number of Shares have been received and the Company has obtained all required regulatory approvals to commence business (or has satisfied, or made adequate provision for satisfying, any conditions to such approvals), or (ii) return all such funds, without interest to the Subscribers is the above-reference conditions are not satisfied; and

     WHEREAS, the Escrow Agent is agreeable to serving as escrow agent upon the terms and conditions stated herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the undersigned hereby agree as follows:

     1.   Agreement  to Become Escrow Agent. Escrow Agent agrees to accept funds
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          from  the  Subscribers on behalf of the Company and to hold said funds until:

               (a) receipt of written confirmation from the Company that the Offering has been terminated prior to the satisfaction of all required conditions to the release of the escrowed funds to the Company ("Notice of Termination");

               (b) receipt of written confirmation from the Office of the Comptroller of the Currency that the Company has failed to meet all of the conditions required to commence business as a national bank, and that preliminary approval of the Company's application has been withdrawn ("Notice of Withdrawal");


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               (c) receipt of evidence satisfactory to the Escrow Agent that (i)
          the Company has not received subscriptions and payment in full for at least _____ Shares before the Offering expiration date (5:00p.m., __________ Georgia time, on ____________________, unless the Offering is extended pursuant to the written instructions of the Company for additional periods not exceeding an aggregate of _________ days (i.e. until ____________________), or (ii) on or before _________________,
          ______, the Company has not obtained all required regulatory approvals (or has not satisfied, or made adequate provisions for satisfying, any conditions to such approvals); or

               (d) receipt of (i) written confirmation from the Company that the Company has received fully paid subscriptions for a minimum of _____ Shares, that the Offering has been completed and that the Company has obtained all required regulatory approvals (or has satisfied, or made adequate provisions for satisfying, any conditions to such approvals ) (the "Bank's Confirmation Letter").

     2.   Release of Escrow Funds to Subscribers. If the Escrow Agent receives a
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          Notice of Termination,, Notice of Withdrawal or the evidence described in paragraph 1(c) above, the Escrow Agent shall promptly refund to each Subscriber, by bank check drawn on the escrow account, all collected funds received from such Subscriber, with any interest earned. Escrow Agent shall deliver all such refunds to each such Subscriber by regular mail addressed to the business of home address set forth on the Subscription Agreement between the Company and such Subscriber.

     3.   Release  of  Escrow  Funds  to the Company. At such time as the Escrow
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          Agent  receives the Company's Confirmation Letter, Escrow Agent agrees to release to the Company the amount of the subscription proceeds relating to subscriptions or portions thereof accepted by the Company, together with any interest and other earnings earned thereon.

     4.   Disputes  Between  Parties;  Indemnification  of  Escrow Agent. In the
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          event  of  a  disagreement between Escrow Agent and the Company or the organizers of the Company (hereinafter referred to as the "Organizers") or in the event of a disagreement between the Company or the Organizers and a Subscriber, the Escrow Agent may in its discretion withhold action on its part until directed to proceed by written agreement of the parties to end such dispute or by an order of a court of competent jurisdiction; provided, however, that the Escrow Agent may in its discretion deposit the subject matter of the dispute with a court of competent jurisdiction. The Company and the Organizers agree to indemnify the Escrow Agent and hold it harmless from and against any costs and expenses incurred by Escrow Agent in connection


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          with any dispute between the Company or the Organizers and Subscribers or in connection with any dispute between Escrow Agent and a Subscriber or actions taken by any third party involving Escrow Agent or the monies deposited with Escrow Agent as aforesaid, including, but not limited to reasonable attorneys' fees. Provided, however, the Company shall not be liable to Escrow Agent as a result of successful actions brought against Escrow Agent based on Escrow Agent's failure to perform pursuant to the terms of this Agreement.

     5.   Liability  of Escrow Agent. In performing any of its duties hereunder,
          --------------------------
          Escrow Agent shall not incur any liability for damages, losses or expenses except by its breach of this Agreement or by its negligence or willful default, and it shall accordingly not incur any such liabilities with respect to (a) any action taken or refrained from being taken in good faith, either with or without advice of counsel, with respect to any question relating to the duties or responsibilities of Escrow Agent under this Agreement, or (b) any action taken or refrained from being taken in reliance upon any instrument, not only as to its due execution, validity, effectiveness and/or its provisions, but also as to the truth and accuracy of any information contained therein which Escrow Agent in good faith believes to be genuine and to have been presented by the proper person(s). Escrow Agent shall not be obligated or required affirmatively to commence any action against the Company, any Organizer, or any Subscriber or to defend any action that the Company, any Organizer, a Subscriber or any other person might bring.

     6.   Removal  of Escrow Agent. Escrow Agent agrees that the Company and the
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          Organizers may remove it as escrow agent hereunder by mutual agreement at any time upon thirty (30) days written notice to Escrow Agent, and substitute an individual or a bank or a trust company therefor, in which event Escrow Agent, upon receipt of written notice thereof, shall account for and deliver to such substituted escrow agent all funds and obligations held by it, less any amounts then due and unpaid to it for fees and expenses as herein provided for, and Escrow Agent shall thereafter be discharged from all liability hereunder.

     7.   Resignation  of  Escrow Agent. Escrow Agent may resign as escrow agent
          -----------------------------
          hereunder at any time upon thirty (30) days written notice to the Company and the Subscribers. The Company shall select a successor escrow agent. The Escrow Agent, upon receipt of written notice of designation of a successor escrow agent, shall account for and deliver to such successor escrow agent all funds and obligations held by it, less nay amounts then due and unpaid to it for fees and expenses as herein provided, and Escrow Agent shall thereafter be discharged from all liability hereunder.

     8.   Investment  of  Escrow  Funds  and Interest and Earnings Thereon. Upon
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          collection  of  each check by the Escrow Agent, the Escrow Agent shall invest the funds in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. The


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          Company  shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the funds deposited on behalf of Subscribers shall be invested, and the Escrow Agent shall adhere to such instructions. Interest and other earnings (less fees incurred by the Escrow Agent) shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies. All interest and other earnings on the escrowed subscription proceeds shall be delivered to and retained by the Company as set forth in Section 2 or
          Section 3 of this Escrow Agreement. In the event any check of a Subscriber is returned for insufficient funds or other reason to the Escrow Agent after deposit by Escrow Agent, Escrow Agent shall promptly return the check to the Company to take whatever action as the Company deems necessary.

     9.   Compensation of Escrow Agent; Liability of the Company and Organizers.
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          The  Company  and  the  Organizers  shall  be  jointly  and  severally responsible for the compensation of the Escrow Agent for the services provided hereunder. The Company and the Organizers agree to pay to the Escrow Agent as fee at the rate of $ ____ per month per $1 million managed. Such fee shall be calculated daily and shall be determined based on funds actually received from Subscribers. In addition, a $20.00 per check fee will be charged if the escrow account has to be refunded to Subscribers pursuant to Section 2 of this Escrow Agreement. All of these fees are payable upon the release of the escrowed subscription proceeds, and the Escrow Agent is hereby authorized to deduct such fees from the escrowed subscription proceeds prior to any release thereof; provided, however, that the Escrow Agent shall present an updated accounting of such fees to the Company for approval at least 24 hours prior to deducting them from the escrow subscription proceeds, and the Company shall consent to the total amount of such fees, which consent shall not be unreasonably withheld.

     10.  Notices.  Any  notices  or  items  to  be delivered hereunder shall be
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          deemed  properly  given  or  done if mailed by certified mail, postage prepaid,  to  the  parties  at  the  following  designated  addresses:

          If  to  the  Company:

                                   West Metro Financial Services, Inc.
                                   J.  Michael  Womble
                                   President and Chief Executive Officer
                                   P.  O.  Box  705
                                   Dallas,  Georgia  30132


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          If to the Escrow Agent:

                                   Larry  Kuglar
                                   President and Chief Executive Officer
                                   First National Bank of Polk County
                                   Cedartown,  Georgia  30125

     11.  Limitations  of  Duties.  The  Escrow Agent undertakes to perform only
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          such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Company and the Organizers hereby acknowledge that the status of Escrow Agent is that of agent only for the limited purposes set forth, and hereby agree that in making the offering, there shall be no representation or implication that the Escrow Agent, by serving as escrow agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment, nor shall the name of the Escrow Agent be used in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgement that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

     12.  Successors  and Assigns. This Agreement shall inure to the benefit of,
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          and  be  binding  upon,  the  parties  hereto  and  their  respective successors  and  assigns.

     13.  Governing  Law;  Severability.  This  Agreement shall be construed and
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          enforced  in  accordance  with  the laws of Georgia. The provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not be deemed to invalidate the remainder.

     14.  Entire  Agreement.  This  Agreement  constitutes  the entire agreement
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          between  the  parties  hereto  with  respect  to  the  transactions contemplated herein with respect to the escrow funds and its supersedes all prior discussions, understandings or agreements between said parties.

     15.  Headings.  The  headings of the sections and paragraphs of this Escrow
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          Agreement are inserted for convenience only and shall not be deemed to constitute part of this Escrow Agreement or to affect the construction thereof.


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     IN  WITNESS WHEREOF, the undersigned have cause this Escrow Agreement to be signed by their respective officers thereunto duly authorized as of this _____ day of __________.

                                   COMPANY

                                   WEST  METRO  FINANCIAL  SERVICES,  INC.


                                   By:
                                      ------------------------------------------
                                      J.  Michael  Womble
                                      President and Chief Executive Officer


                                   ESCROW  AGENT

                                   FIRST NATIONAL BANK OF POLK COUNTY


                                   By:
                                      ------------------------------------------
                                      Larry  Kuglar
                                      Chief  Executive  Officer


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